CEO CERTIFICATION

     Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Sec. 1350, as adopted), Patrick O'Dea, the President and Chief Executive Officer of Peet's Coffee & Tea, Inc. (the "COMPANY") hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 29, 2002, and to which this Certification is attached as Exhibit 99.1 (the "PERIODIC REPORT") fully complies with the requirements of section 13(a) or section  15(d)  of  the  Securities  Exchange  Act  of  1934,  and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 12th day of November, 2002.

                                        /s/  Patrick  O'Dea
                                        -------------------
                                        Patrick  O'Dea
                                        President and Chief Executive Officer

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